Exhibit 20.1
Nissan Auto Receivables 2005-B
Servicer's Certificate
for the month of November 2005

Collection Period	Nov-05	30/360 Days	30
Distribution Date	15-Dec-05	Actual/360 Days	30

	Coupon Rate	Initial Balance	Beginning Balance	Ending Balance	Pool Factor
Total Portfolio		1,500,030,197.73	1,228,521,092.42	1,185,976,120.98	0.790635
Total Securities		1,500,030,197.73	1,228,521,092.42	1,185,976,120.98	0.790635
Class A-1 Notes	3.35780%	387,000,000.00	115,490,894.69	72,945,923.25	0.188491
Class A-2 Notes	3.75000%	290,000,000.00	290,000,000.00	290,000,000.00	1.000000
Class A-3 Notes	3.99000%	551,000,000.00	551,000,000.00	551,000,000.00	1.000000
Class A-4 Notes	4.18000%	197,028,000.00	197,028,000.00	197,028,000.00	1.000000
Certificates	0.00000%	75,002,197.73	75,002,197.73	75,002,197.73	1.000000

	Principal Payment	Interest Payment	Principal per $1000 Face Amount	Interest per $1000 Face Amount
Class A-1 Notes	42,544,971.44	323,162.77	109.9353267	0.8350459
Class A-2 Notes	0.00	906,250.00	-	3.1250000
Class A-3 Notes	0.00	1,832,075.00	-	3.3250000
Class A-4 Notes	0.00	686,314.20	-	3.4833333
Certificates	0.00	0.00	-	-
Total Securities	42,544,971.44	3,747,801.97

I. COLLECTIONS

Interest:
Interest Collections		3,109,886.50
Repurchased Loan Proceeds Related to Interest		0.00
Total Interest Collections		3,109,886.50

Principal:
Principal Collections		41,294,404.34
Repurchased Loan Proceeds Related to Principal		0.00
Total Principal Collections		41,294,404.34

Recoveries of Defaulted Receivables		312,240.34
Investment Earnings on Yield Supplement Account		217,585.39
Release from the Yield Supplement Account		3,020,829.85
Servicer Advances		113,185.67

Total Collections		48,068,132.09

II. COLLATERAL POOL BALANCE DATA
	Number	Amount
Pool Balance - Beginning of Period	79,318	1,228,521,092.42
Total Principal Collections		41,294,404.34
Principal Amount of Gross Losses		1,250,567.10
	78,025	1,185,976,120.98

III. DISTRIBUTIONS

Total Collections		48,068,132.09
Reserve Account Draw		0.00
Total Available for Distribution		48,068,132.09

1. Reimbursement of Advance		33,608.49

2. Servicing Fee:
Servicing Fee Due		1,023,767.58
Servicing Fee Paid		1,023,767.58
Servicing Fee Shortfall		0.00

3. Interest:
Class A-1 Notes Monthly Interest
Class A-1 Notes Interest Carryover Shortfall		0.00
Class A-1 Notes Interest on Interest Carryover Shortfall		0.00
Class A-1 Notes Monthly Interest Distributable Amount		323,162.77

Class A-1 Notes Monthly Interest Paid		323,162.77
Change in Class A-1 Notes Interest Carryover Shortfall		0.00

Class A-2 Notes Monthly Interest
Class A-2 Notes Interest Carryover Shortfall		0.00
Class A-2 Notes Interest on Interest Carryover Shortfall		0.00
Class A-2 Notes Monthly Interest Distributable Amount		906,250.00

Class A-2 Notes Monthly Interest Paid		906,250.00
Change in Class A-2 Notes Interest Carryover Shortfall		0.00

Class A-3 Notes Monthly Interest
Class A-3 Notes Interest Carryover Shortfall		0.00
Class A-3 Notes Interest on Interest Carryover Shortfall		0.00
Class A-3 Notes Monthly Interest Distributable Amount		1,832,075.00

Class A-3 Notes Monthly Interest Paid		1,832,075.00
Change in Class A-3 Notes Interest Carryover Shortfall		0.00

Class A-4 Notes Monthly Interest
Class A-4 Notes Interest Carryover Shortfall		0.00
Class A-4 Notes Interest on Interest Carryover Shortfall		0.00
Class A-4 Notes Monthly Interest Distributable Amount		686,314.20

Class A-4 Notes Monthly Interest Paid		686,314.20
Change in Class A-4 Notes Interest Carryover Shortfall		0.00

Total Note Monthly Interest
Total Note Monthly Interest Due		3,747,801.97
Total Note Monthly Interest Paid		3,747,801.97
Total Note Interest Carryover Shortfall		0.00
Change in Total Note Interest Carryover Shortfall		0.00

Total Available for Principal Distribution		43,262,954.05

4. Total Monthly Principal Paid on the Notes		42,544,971.44

Total Noteholders' Principal Carryover Shortfall		0.00
Total Noteholders' Principal Distributable Amount		42,544,971.44
Change in Total Noteholders' Principal Carryover Shortfall		0.00

5. Total Monthly Principal Paid on the Certificates		0.00

Total Certificateholders' Principal Carryover Shortfall		0.00
Total Certificateholders' Principal Distributable Amount		0.00
Change in Total Certificateholders' Principal Carryover Shortfall		0.00

Remaining Available Collections		717,982.61
Deposit from Remaining Available Collections to fund Reserve Account		0.00
Remaining Available Collections Released to Seller		717,982.61

IV. YIELD SUPPLEMENT ACCOUNT

Beginning Yield Supplement Account Balance		62,534,183.12
Release to Collection Account		3,020,829.85
Ending Yield Supplement Account Balance		59,513,353.27

V. RESERVE ACCOUNT

Initial Reserve Account Amount		7,500,150.99
Required Reserve Account Amount		7,500,150.99
Beginning Reserve Account Balance		7,500,150.99
Ending Reserve Account Balance		7,500,150.99

Reserve Account Triggers	Test Ratio	Actual Ratio	Result
Average Three Period Delinquency Percentage	2.00%	0.21%	Pass
Average Three Period Charge Off Rate	2.75%	0.61%	Pass

Required Reserve Account Amount for Next Period		7,500,150.99

VI. POOL STATISTICS

Weighted Average Coupon		3.10%
Weighted Average Remaining Maturity		45.44

Principal Recoveries of Defaulted Receivables		312,240.34
Principal on Defaulted Receivables		1,250,567.10
Pool Balance at Beginning of Collection Period		1,228,521,092.42
Net Loss Ratio		0.92%

Net Loss Ratio for Second Preceding Collection Period		0.54%
Net Loss Ratio for Preceding Collection Period		0.38%
Net Loss Ratio for Current Collection Period		0.92%
Average Net Loss Ratio		0.61%

Cumulative Net Losses for all Periods		3,263,337.41

Delinquent Receivables:	Amount	Number
31-60 Days Delinquent	9,421,004.42	530
61-90 Days Delinquent	2,698,264.01	151
91-120 Days Delinquent	699,225.75	37
Total Delinquent Receivables:	12,818,494.18	718
60+ Days Delinquencies as Percentage of Receivables	0.29%	0.24%

Delinquency Ratio for Second Preceding Collection Period		0.18%
Delinquency Ratio for Preceding Collection Period		0.20%
Delinquency Ratio for Current Collection Period		0.24%
Average Delinquency Ratio		0.21%